UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 25, 2007
Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164

(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205

(Address of Principal Executive Offices)	(Zip Code)
(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Letter Agreement
Summary Sheet

Item 5.02.	Departure of Directors or Principal Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of G. Thomas Graves III as President and Chief Executive Officer and as a Director
On January 25, 2007, G. Thomas Graves III resigned, effective immediately, as President and Chief Executive Officer and as a director of Toreador Resources Corporation (“Toreador”).
In connection with his resignation, Mr. Graves entered into a letter agreement (the “Letter Agreement”) on such date with Toreador pursuant to which the parties agreed to enter into a formal severance agreement which will provide at least the following elements:
•	Payments equal to $840,000 (twice Mr. Graves’s 2006 base salary) paid over 24 months;

•	Payments to be made at the end of each of 2007 and 2008 equal to the average cash value of the bonuses received by Mr. Graves in 2004, 2005 and 2006;

•	Extension of the expiration of all stock options by 12 months, to the extent permitted by law and regulations; and

•	Immediate vesting of all restricted stock held by Mr. Graves.
In exchange for these elements, Mr. Graves has agreed to refrain from certain activities, including making additional demands on, or commencing litigation against, Toreador or its officers, directors or employees and refraining from any disparagement of Toreador or its officers, directors and employees.
The Letter Agreement contemplates that the formal severance agreement will contain mutual releases of claims and provisions regarding the protection of confidential information, the non-solicitation of Toreador’s employees and participation in Toreador’s business activities.
Attached hereto as Exhibit 10.1 is a copy of the Letter Agreement which is incorporated herein by reference.
Appointment of Nigel Lovett as President and Chief Executive Officer
On January 25, 2007, Nigel Lovett, age 61, a director of Toreador, became the new President and Chief Executive Officer of Toreador. He has not entered into an employment agreement with Toreador and will receive an annual salary of $428,400. He and Toreador anticipate entering into an employment agreement in the near future.
From 2003 until January 25, 2007, Mr. Lovett was the Managing Partner of Horsley Partners, LLC, a New York-based boutique investment bank. From 1998-2003, he worked on private equity transactions and mergers and acquisitions advisory work for RP&C International. From 1986-98, he worked for Lehman Brothers with a variety of responsibilities, including being in charge of Lehman Brothers’ Asian investment banking business and working with the global banking business, including responsibility for the relationships with the Government of Saudi Arabia, the Central Bank of Indonesia and Kohlberg Kravis Roberts & Co.
There is no family relationship among Mr. Lovett and any other directors or executive officers.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Letter Agreement by and between Toreador Resources Corporation and G. Thomas Graves III, dated January 25, 2007.

	10.2	Summary Sheet: 2007 Nigel Lovett’s Annual Base Salary
* * * * *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION
Date: January 26, 2007
	By:	/s/ Nigel Lovett
Nigel Lovett, President and CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement by and between Toreador Resources Corporation and G. Thomas Graves, III, dated January 25, 2007.

10.2	Summary Sheet: 2007 Nigel Lovett Annual Base Salary.